UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 6, 2005
DIAMOND FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1050 S. Diamond Street
Stockton, California	95205

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (209) 467-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On December 6, 2005, Diamond Foods, Inc. announced its financial results for the fiscal quarter ended October 31, 2005 and provided forward-looking guidance for its 2006 fiscal year. A copy of the press release announcing those results and guidance is attached to this report as Exhibit 99.01. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of Diamond Foods, whether made before or after the date of this report, regardless of any general incorporation language in the filing.
Item 8.01. Other Events.
On December 6, 2005, Diamond Foods, Inc. announced a cash dividend of $0.03 per share on the company’s common stock. The cash dividend is payable on January 5, 2006 to stockholders of record on December 20, 2005. A copy of the press release announcing the dividend is attached to this report as Exhibit 99.02.

Item 9.01. Financial Statements and Exhibits
(c) Exhibits.

Exhibit	Description

99.01	Diamond Foods, Inc. Press Release dated December 6, 2005

99.02	Diamond Foods, Inc. Press Release dated December 6, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.
Date: December 6, 2005	By:	/s/ Seth Halio
		Name:	Seth Halio
		Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.01	Diamond Foods, Inc. Press Release dated December 6, 2005

99.02	Diamond Foods, Inc. Press Release dated December 6, 2005